UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2004

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2004 (the “conversion date”), Carrols Holdings Corporation (“Carrols Holdings”), which owns 100% of the outstanding capital stock of Carrols Corporation, eliminated its “tracking stock” capital structure by combining all of its series of authorized common stock into one series of common stock. In this regard, on the conversion date the authorized series of common stock known as Pollo Tropical Stock and Taco Cabana Stock were each converted into the series of common stock known as Carrols Stock. From and after the conversion date, the Carrols Stock has been renamed and is now referred to as Common Stock. We refer to the above-described transaction as the “combination”. In contemplation of the combination, on October 6, 2004, the Restated Certificate of Incorporation of Carrols Holdings was amended to amend and clarify certain general provisions relating to a combination of its three authorized series of common stock. In addition, effective October 27, 2004, the Restated Certificate of Incorporation of Carrols Holdings was further amended to give effect to the combination. A copy of such amendments to the Restated Certificate of Incorporation of Carrols Holdings are attached hereto as exhibits 3.1 and 3.2, respectively, and the above discussion of the amendments is qualified by reference to such exhibits.

Prior to the conversion date, no shares of Pollo Tropical Stock or Taco Cabana Stock were outstanding. However, as a result of the combination, each outstanding option to purchase a share of Pollo Tropical Stock pursuant to the 1998 Pollo Tropical Long-Term Incentive Plan was converted on the conversion date into an option to purchase .4144 shares of Common Stock. Similarly, each outstanding option to purchase a share of Taco Cabana Stock pursuant to the 2001 Taco Cabana Long-Term Incentive Plan was converted on the conversion date into an option to purchase .0522 shares of Common Stock. As a result of the combination, options to purchase a total of 97,000 shares of Pollo Tropical Stock and 409,400 shares of Taco Cabana Stock outstanding immediately prior to the conversion date were converted, effective as of the conversion date, into options to purchase a total of 61,656 shares of Common Stock. These options, which were previously granted under the 1998 Pollo Tropical Long-Term Incentive Plan and the 2001 Taco Cabana Long-Term Incentive Plan, will continue to be governed by such applicable plan, each of which has been amended as of the conversion date to reflect the combination. Copies of the plan amendments are attached hereto as exhibits 10.1 and 10.2, respectively, and the above discussion of the plan amendments is qualified by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Carrols Holdings Corporation

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Carrols Holdings Corporation

10.1	Amendment to Carrols Holdings Corporation 1998 Pollo Tropical Long-Term Incentive Plan

10.2	Amendment to Carrols Holdings Corporation 2001 Taco Cabana Long-Term Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: November 1, 2004	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President – Chief Financial Officer and Treasurer